Subordinated Debt Offering Presentation June 2016 Issuer Free Writing Prospectus Dated June 13, 2016 Filed pursuant to Rule 433 Registration Statement No. 333-203388

Forward-Looking Information
This slide presentation and certain of our other filings with the Securities and Exchange Commission (“SEC”) contain statements that constitute “forward-looking statements” within the meaning of, and  subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Actual future performance, outcomes and results may differ materially from those expressed in or contemplated by these forward-looking statements due to certain risks, uncertainties and assumptions, many of which are beyond our ability to control or predict. Certain factors that may affect our future results include, but are not limited to: potential delays or other problems in implementing our growth and expansion strategy including delays in identifying satisfactory sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the ability to identify, enter into and/or close additional acquisitions; problems with, or additional expenses related to, obtaining regulatory approval of or integrating or managing pending acquisitions; the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results; the ability to attract new or retain existing or acquired deposits, or to retain or grow loans and leases, including growth from unfunded closed loans; the ability to generate future revenue growth or to control future growth in non-interest expense; interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates; deterioration of the credit quality of our loan and lease portfolio, increased default rates and loan or lease losses or adverse changes in particular loans in our portfolio or in specific industry concentrations of our loan and lease portfolio; loss of access to capital market transactions and other sources of funding, or a failure to effectively balance our funding sources with cash demands by depositors and borrowers; our ability or inability to receive dividends from our bank subsidiary, which could affect our liquidity, including our ability to pay dividends, satisfy our debt service obligations under the Notes or other debt obligations, or take other capital actions; failures of counterparties or third party vendors to perform their obligations; failure of our risk management strategies and procedures, including failure or circumvention of our controls;
competitive factors and pricing pressures, including their effect on our net interest margin; general economic, unemployment, credit market and real estate market conditions, and the effect of any such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values; changes in legal and regulatory requirements, including additional legal, financial and regulatory requirements to which we are subject as a result of our total assets exceeding $10 billion;
recently enacted and potential legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers; changes in U.S. government monetary and fiscal policy; possible further downgrade of U.S. Treasury securities; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and preventing or responding to breaches in our security systems involving our customer and sensitive and confidential data; an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our customers; adoption of new accounting standards or changes in existing standards; a failure to satisfy conditions to our pending acquisitions of Community & Southern Holdings, Inc. and/or C1 Financial, Inc. (the “Mergers”), including but not limited to receipt of approval from the Federal Reserve Bank of the Mergers, in each case on the proposed terms and within the proposed timeframe including, without limitation, delays in closing the Mergers;
adverse reaction to the Mergers by the customers or employees of Community & Southern Holdings, Inc. or C1 Financial, Inc.; the inability following the Mergers to successfully integrate the operations of Community & Southern Holdings, Inc. and C1 Financial, Inc. into our existing operations; the diversion of management’s time on issues relating to the
Mergers; the inability to realize expected cost savings and synergies from the Mergers, or other past or future acquisitions, in the amounts or in the timeframe anticipated; and
adverse results in current or future litigation or regulatory examinations as well as other factors described in the other reports we file with the SEC, including those factors included in the disclosures under the heading “Forward-Looking Information” and “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31,
2015. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements.

Registration Statement
The Company has filed a registration statement (File No. 333-203388) (including a base prospectus) and related preliminary prospectus supplement dated
June 13, 2016 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus and the related preliminary prospectus supplement if you request it by calling Sandler O’Neill + Partners, L.P. toll-free at 1-866-805-4128.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus, or any related prospectus supplement or prospectus, is truthful or complete.  Any representation to the contrary is a criminal offense.
Use of Non-GAAP Financial Measures
This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles.  We use non-GAAP financial measures, specifically return on average tangible common stockholders’ equity, as important measures of the strength of our capital and our ability to generate earnings on tangible common equity invested by our shareholders. We believe presentation of these non-
GAAP financial measures provides useful supplemental information that contributes to a proper understanding of our financial results and capital levels.
These non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix to this slide presentation.

Proposed Offering
•
Issuer:
Bank of the Ozarks,
Inc. (“OZRK”)
•
Security:
Fixed-to-Floating Subordinated Notes due 2026
•
Credit Rating:
Kroll Bond Rating:
BBB / Egan-Jones Rating
(1):
A-
•
Term:
10 years
•
Optional Redemption:
Optional
redemption 5 years after issuance date
•
Covenants:
Consistent with regulatory requirements for Tier 2
Capital
•
Use of proceeds:
Contribute net proceeds into its
subsidiary bank to fund further
growth and for general corporate purposes
•
Expected
Pricing:
Week of June
13, 2016
•
Lead Manager:
Sandler
O’Neill + Partners, L.P.
(1) Expected rating

2010
2011
2012
2013
2014
2015
2016
1998
2001
2003
2004
2005
2006
2008
Completes four
FDIC-assisted
acquisitions in
Georgia, Florida,
Alabama, South
Carolina and
North Carolina
Newton County
Bank chartered
in Jasper, AR
1903
1937
1979
1983
1994
1995
1997
Completes three
FDIC-assisted
acquisitions in
Georgia and Florida
Begins de novo
expansion in
Texas with an
emphasis on
Metro Dallas
Becomes $3 billion
organization
based on assets;
Opens new
headquarters in
Little Rock, AR
Becomes
$2 billion
organization
based on assets
Begins
expansion in
Arkansas’ three
largest cities
Bank of Ozark
chartered in
Ozark, AR
Gleason
purchases
Bank of Ozark
Gleason
purchases
Newton County
Bank; assumes
charter
Launches de
novo branching
plan; changes
name to Bank of
the Ozarks
Relocates
headquarters to
Little Rock, AR
Bank of the
Ozarks, Inc. holds
initial public stock
offering (OZRK)
Opened
Charlotte, NC
LPO
RESG and
Leasing
divisions
established
Opens 11
new offices, a
company
record
Completes
acquisition of
The Citizens
Bank in Alabama
Completes
acquisitions of
OMNIBANK in
Texas and Summit
Bank in Arkansas
Completes
acquisition of
First National
Bank in Shelby,
North Carolina
Completes
acquisitions of
Intervest National
Bank in New York
and Florida and Bank
of the Carolinas in
North Carolina
History
5
Becomes a $10 billion
organization based on
assets. C1 Financial
acquisition in Florida and
Community & Southern
acquisition in Georgia and
Florida pending

Community Banker of the Year 2010

#1 BANK IN THE U.S. 2011

#1 BANK IN THE U.S. 2012

#1 BANK IN THE U.S. 2012

#1 BANK IN THE U.S. 2013

#1 BANK IN THE U.S. 2014

#1 BANK IN THE U.S. 2015

#1 BANK IN THE U.S. 2015

#1 BANK IN THE U.S. 2016

BANK of the OZARKS, INC.

Top Performing
Regional Bank,
SNL Financial
April 2016
A Tradition of High Performance
Top Performing Bank
ABA Banking Journal,
April 2011
Top Performing Bank
ABA Banking Journal,
April 2012
Top Performing Regional Bank
SNL Financial,
April 2012
Top Performing Bank
Bank Director Magazine,
August 2013
Community Banker of the Year
American Banker,
December 2010
Top Performing Bank
Bank Director Magazine,
August 2014
Top Performing
Regional Bank
SNL Financial,
April 2015
Top Performing Bank
Bank Director Magazine,
August 2015
Top Performing Bank and Top Performing Regional Bank rankings based on asset size categories.

Key Operating Metrics
Capital Adequacy ($ thousands)
12/31/10
12/31/11
12/31/12
12/31/13
12/31/14
12/31/15
3/31/16
Tier 1 Capital
$375,597
$466,017
$548,054
$676,574
$851,681
$1,417,940
$1,448,298
Tier 1 Leverage Ratio
11.88%
12.06%
14.40%
14.19%
12.92%
14.96%
14.05%
Common equity Tier 1
13.43%
15.28%
16.22%
14.56%
10.87%
10.79%
10.08%
Tier 1 Risk-Based Capital Ratio
16.13%
17.67%
18.11%
16.15%
11.74%
11.62%
10.89%
Total Risk-Based Capital Ratio
17.39%
18.93%
19.36%
17.18%
12.47%
12.12%
11.35%
Returns ($ thousands)
12/31/10
12/31/11
12/31/12
12/31/13
12/31/14
12/31/15
Quarter Ended
3/31/16
Total Assets
$3,273,271
$3,841,651
$4,040,207
$4,791,170
$6,766,499
$9,879,459
$11,427,419
Average Assets
$2,998,850
$3,755,291
$3,779,831
$4,270,052
$5,913,807
$8,621,334
$10,492,707
Return on Average Assets
2.13%
2.70%
2.04%
2.14%
2.01%
2.11%
1.98%
Return on Tangible Common Equity
(1)
22.12%
27.79%
17.25%
16.73%
16.64%
17.02%
15.59%
Other Metrics ($ thousands)
12/31/10
12/31/11
12/31/12
12/31/13
12/31/14
12/31/15
Quarter Ended
3/31/16
Total Deposits
$2,540,753
$2,943,919
$3,101,055
$3,717,027
$5,496,382
$7,971,468
$9,626,825
NIM
5.18%
5.84%
5.91%
5.63%
5.52%
5.19%
4.92%
Efficiency Ratio
42.86%
41.56%
46.58%
45.32%
45.35%
38.45%
35.51%
Common stock dividend payout ratio
15.89%
12.50%
22.44%
29.55%
30.46%
25.83%
26.31%
(1) Non-GAAP financial measure.  See Appendix for reconciliation to GAAP.

Portion of after tax net income attributed to bargain purchase gains, net of acquisition and conversion costs, of $1.1 million in 2012 and $4.3 million in 2013.
Portion of after tax net income attributed to bargain purchase gains on FDIC-assisted transactions, net of acquisition and conversion costs, of $19.0 million in 2010 and $36.1
million in 2011.
$0.0
$50.0
$100.0
$150.0
$200.0
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
3M
2015
3M
2016
4.5
5.6
6.6
6.0
9.0
14.4
20.2
25.9
31.5
31.7
31.7
34.5
36.8
101.3
91.2
118.6
182.3
39.9
51.7
A Track Record of Solid Earnings Growth
53.7% Increase
a
b
c
29.6%
Increase
b
Includes after tax net income of <$2.1> million for 2015 attributed to bank owned life insurance death benefits, net gains on sales of investment securities and gains on sales of
certain purchased loans, net of prepayment penalties on FHLB advances, SPG consolidation severance costs, acquisition and conversion costs and software contract termination charges.
c
Includes after tax net income of $1.1 million for Q1 2015 attributed to bank owned life insurance benefits, net gains on sales of investment securities, net of prepayment penalties on FHLB advances, acquisition and conversion costs and software contract termination charges.
d
Includes after tax net income of <$0.6> million for Q1 2016 attributed to acquisition and conversion costs and software contract termination charges.
a
Includes after tax net income of <$2.1> million for 2014 attributed to gain on termination of FDIC loss share agreements and bargain purchase gains, net of acquisition and conversion costs, software contract termination charges, prepayment penalties on FHLB advances, and losses attributable to The Home Depot system breach.
•
Record net income in 16 of 19 years
as a public company.
•
37 years under current leadership.
Net Income ($ in Millions)
Red bars denote record annual results.
d
64.0
77.0

2008
2009
2010
2011
2012
2013
2014
2015
3M
2016
1.14
1.23
2.13
2.70
2.04
2.14
2.01
2.11
1.98
0.03
-0.08
0.65
0.88
1.00
1.07
1.01
1.04
0.97
Bank of the Ozarks, Inc. ROAA
FDIC*
2008
2009
2010
2011
2012
2013
2014
2015
3M 2016
16.16
13.75
21.62
27.04
16.80
16.28
15.08
14.97
14.00
16.61
14.05
22.12
27.79
17.25
16.73
16.64
17.02
15.59
0.35
-0.73
5.85
7.79
8.90
9.54
9.01
9.30
8.62
Bank of the Ozarks, Inc. ROAE
Bank of the Ozarks, Inc. ROATE
FDIC*
ROAE & ROATE (%)
*Data for all FDIC insured institutions from the FDIC Quarterly Banking
Profile, last update first quarter 2016.  Annualized when appropriate.
Calculations of return on average tangible common stockholders’ equity and the reconciliations to GAAP are included in the Appendix at the end of this presentation.
The Rewards of:
Discipline
An Ability to Capitalize on Opportunities
Hard Work
ROAA (%)

Our Business Strategy
The Company seeks to maximize long-term stakeholder value through year-to-year growth in earning assets
(loans, leases, and investments), deposits, net income and earnings per share in a manner consistent with safe, sound and prudent banking practices.
Organic Growth Engines:
•
Real Estate Specialties Group
(“RESG”) –
is the growth engine which has contributed the majority of
our non-purchased loan growth in recent years.  RESG handles the Company’s larger and more complex real estate loans. Given RESG’s current growth trajectory and our expected future expansion plans for
RESG, we believe RESG will continue to be our strongest engine for non-purchased loan growth for years to come.
•
Community
Banking
–
in
our
vast
network
of
community
banking
offices
across
seven
states
(AR,
TX,
GA, NC, FL, AL and SC).
•
Leasing Division
-
Our Leasing Division has operated as a small, but consistently high performing part of our Company since 2003.
•
Corporate
Loan
Specialties
Group
(“CLSG”)
-
CLSG
opened
in
January
2014.
This
unit
is
focused
on
developing a small but high quality portfolio of Shared National Credits.
•
Investment
Securities
Portfolio
-
In
recent
years,
we
have
been
very
defensive
in
managing
our
investment portfolio, and we have maintained its size near the minimum level needed to manage our balance sheet.  We expect to increase the size of our investment portfolio in coming quarters as part of our strategy to hold more liquidity on our balance sheet, and we expect to significantly increase the size of our investment portfolio in the future when interest rate conditions make it advantageous to do so.

Our Business Strategy -
continued
The geographic and product diversity of and within these different growth engines are significant factors to achieving our excellent asset quality and planned growth in earning assets (loans, leases, and investments) apart from acquisitions.
Furthermore, we have designed and strive to execute our business plan for each growth engine in ways intended to achieve much better than average yields with much lower than average risk.
Organic growth in loans, leases and deposits is always our #1 growth priority.
Acquisitions are optional and “icing on the cake.” While we have closed 13 acquisitions in the past six years, loans acquired in those acquisitions accounted for only $1.68 billion, or
18%, of our total $9.27 billion loans and leases at March 31, 2016.

0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
3.00%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
3M
2016
0.36
0.24
0.22
0.20
0.10
0.11
0.12
0.24
0.45
1.75
0.81
0.69
0.30
0.14
0.12
0.18
0.06
0.59
0.83
0.97
0.78
0.56
0.49
0.39
0.59
1.29
2.52
2.55
1.55
1.10
0.69
0.49
0.44
0.46
Bank of the Ozarks, Inc.*
FDIC Insured Institutions**
* Bank of the Ozarks’ data excludes purchased loans and net charge-offs related to such loans.
** Data for all FDIC insured institutions from the FDIC Quarterly Banking Profile, last update first quarter 2016.
Annualized when appropriate.
From 2000 through 2015, our net charge-off
ratio was 38% of industry average.
History of Net Charge-Offs Well Below Industry Average
Since going public in 1997, our annual net
charge-off ratio has been below the industry
average every year.
Q1 2016 Net Charge-Off
Ratios Annualized:
Non-purchased loans 0.06%
Purchased loans 0.00%
Total loans 0.05%

Recent History of Credit Quality
Year Ended December 31,
Quarter
Ended
2011
2012
2013
2014
2015
3/31/2016
Asset quality ratios:
Net
charge-offs
to
average
loans
and
leases
(1)
0.69%
0.30%
0.14%
0.12%
0.18%
0.06%
Nonperforming loans and leases to total loans
and leases
(2)
0.70%
0.43%
0.33%
0.53%
0.20%
0.15%
Nonperforming
assets
to
total
assets
(2)
3.07%
1.88%
1.22%
0.87%
0.37%
0.29%
Allowance for loan and lease losses as a
percentage of:
Non-purchased loans and leases
(3)
2.08%
1.83%
1.63%
1.33%
0.91%
0.80%
Nonperforming loans and leases
(3)
297%
425%
492%
251%
452%
532%
(1) Excludes purchased loans and net charge-offs related to such loans.
(2) Excludes purchased loans, except for their inclusion in total assets.
(3) Excludes purchased loans and ALLL for such loans.

Strong Credit Culture and Underwriting Fundamentals
•
Bank of the Ozarks has a well-defined credit culture that requires consistently applied underwriting fundamentals.
•
Underwriting is thorough and independent and is based upon cash flow
(ability to repay) and collateral (ability to exit).
•
Managing Legal Lending Limits
•
Bank’s legal lending limit as of March 31, 2016 -
$300,496,041
•
Currently there are no loans at the legal lending limit
•
Our relentless pursuit of lower than average risk is shown in our history of net charge-offs well below industry average on page 12.
•
Our ability to achieve much better than average yields while taking lower than average risk is shown on pages 16 and 22.

15 Texas Ratio 2009 2010 2011 2012 2013 2014 2015 2016Q1 Texas Ratio 27.96% 24.75% 26.11% 14.21% 8.97% 6.88% 2.63% 2.37% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0%

0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
2008
2009
2010
2011
2012
2013
2014
2015
3.96
4.80
5.18
5.84
5.91
5.63
5.52
5.19
* Data for all FDIC insured institutions for the three months ended March 31, 2016 from the FDIC Quarterly Banking Profile.
Favorable 1.82%
Variance vs
Industry at 3.10%*
Superb Net Interest Margin
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
5.42
5.37
5.07
4.98
4.92

•
Profitable Deposit Mix (68.11% non-CD, 31.89% CD)*
•
Favorable Loan Yields on Legacy Portfolio
•
Outstanding Yield on our Portfolio of Purchased Loans (6.71%)**
•
Tradition of Maintaining High Quality, Good Yielding Investment Portfolio
OZRK**
Financial Institutions
Nationwide***
Tax-exempt (TE)
6.27%
Taxable
3.46%
Total (TE)
5.04%
2.35%
* Data as of March 31, 2016.
** Data for the three months ended March 31, 2016.
*** Data for all financial institutions nationwide from the FDIC Uniform Bank Performance Report for the year ended December 31,
2015.
Favorable
Variance vs
Industry
0.67%
2012
2013
2014
2015
1Q 2016
Financial
Institutions
Nationwide***
Loan Yield-Legacy
5.87%
5.48%
5.10%
5.00%
5.00%
4.33%
COIBD
0.38%
0.23%
0.23%
0.31%
0.44%
0.31%
Spread
5.49%
5.25%
4.87%
4.69%
4.56%
4.02%
Key Drivers of Net Interest Margin
2012
2013
2014
2015
1Q 2016
Loan Yield -
Purchased
8.78%
9.03%
8.94%
7.24%
6.71%

RESG Business Model Reduces Credit Risk
•
Focus on strong sponsors, as evidenced by
•
Strong liquidity
•
Strong capital
•
Significant expertise and experience
•
Focus on marquee projects
•
Focus on low leverage with substantial equity
•
Focus on defensive loan structures providing substantial protection to the bank
•
An emphasis on excellence in documentation, closing and life-of-
loan asset management equivalent to the initial focus on
underwriting and transaction structure

Dan Thomas, Vice Chairman, Chief Lending Officer, RESG President
•
Dan Thomas, CPA, JD, LLM (Taxation)
•
RESG established in 2003 by Dan Thomas
Team Members: 86 as of 4/26/2016
Priorities:
•
Asset Quality–primary
•
Profitability–secondary
•
Growth–tertiary
RESG Loans at March 31, 2016
•
69% of our funded non-purchased loans
•
90% of our unfunded closed loans
•
79% of our total funded and unfunded balances of non-purchased loans
RESG Asset Quality
•
Two loans have incurred losses since inception of RESG in 2003
•
$10.4 million total credit losses since inception
•
Annualized loss ratio of 0.11% since inception
•
Leverage Ratio on Construction Loans with Interest Reserves*
*Our construction loans with interest reserves are primarily RESG loans.
Real Estate Specialties Group (RESG)
13 Year History of Annual Losses
Year-end
Ending
Portfolio Balance
Net charge-offs
("NCO")*
NCO Ratio
2003
$
5,106,325
-
0.00%
2004
$      52,657,865
-
0.00%
2005
$      51,055,927
-
0.00%
2006
$      61,322,550
-
0.00%
2007
$    209,523,672
-
0.00%
2008
$    470,485,099
-
0.00%
2009
$    516,044,727
$
7,531,303
1.50%
2010
$    567,716,359
-
0.00%
2011
$    649,806,170
$
2,905,315
0.50%
2012
$    848,441,013
-
0.00%
2013
$ 1,270,767,688
-
0.00%
2014
$ 2,308,573,422
-
0.00%
2015
$ 4,263,799,976
-
0.00%
3/31/2016
$ 5,207,129,632
-
0.00%
Total
$
10,436,618
Average
$
745,473
0.11%
2005-2007
Low 70% range Loan to Cost
High 60% range Loan to Value
March 31, 2016
50% Loan to Cost
44% Loan to Appraised Value
vs
* Net charge-offs presented in the table can be attributed to two loans and includes ORE write-downs related to those two loans.
Our Primary Engine for Loan Growth

RESG Portfolio Details
An Emphasis on Diversification and Low Leverage
Property Type
Total Commitment
(Funded and
Unfunded)
Percentage of
RESG Portfolio
Loan to
Cost (LTC)
Loan to
Value
(LTV)
Condos
$     2,066,293,795
18.8%
44.0%
39.5%
Multi-family
1,951,503,524
17.7%
60.4%
51.2%
Hospitality
1,626,605,812
14.8%
47.8%
40.9%
Office / MOB
1,563,323,591
14.2%
52.7%
40.4%
Mixed Use
1,340,988,830
12.2%
48.4%
43.1%
Land Hold
1,003,892,775
9.1%
42.8%
37.7%
SF Lots
477,735,815
4.3%
45.4%
53.0%
Retail
452,917,318
4.1%
59.4%
54.9%
Land Development
351,241,532
3.2%
46.7%
42.8%
Industrial
108,083,387
1.0%
48.8%
46.8%
SF Homes
64,657,154
0.6%
69.2%
56.8%
Totals
$   11,007,243,533
100.0%
49.4%
43.1%
Data above is as of March 31, 2016.
Excludes: $289 million in total commitments co-managed by Community Banking and RESG.
•
No property type accounts
for more than 18.8% of
RESG’s portfolio
•
Weighted average LTC of
RESG’s portfolio is a very
conservative 49.4%
•
Weighted average LTV of
RESG’s portfolio is a very
conservative 43.1%

The amount of the Company’s total real estate loans at March 31, 2016 based on the state in which the principal collateral is located is reflected in the table above.  Data for individual states is separately presented when aggregate total real estate loans in that state exceed $10 million.
Total Real Estate Portfolio Diversification Reduces Credit Risk
Significant Diversification by both Geography and Product Type
The above tables include the amount and type of non-farm/non-residential loans and construction/land development loans as of March 31, 2016 and their respective percentage of the total non-farm/non-residential loans and total construction/land development loan portfolios.
Outstanding Balances by Product Type
Outstanding Balances by State of Collateral
Non-Farm/Non-Residential Loans
Total
($ in thousands)
%
Retail, including shopping centers and strip centers
$       599,027
16.9%
Churches and schools
166,202
4.7
Office, including medical offices
941,734
26.5
Office warehouse, warehouse and mini-storage
246,544
6.9
Gasoline stations and convenience stores
47,532
1.3
Hotels and motels
727,700
20.5
Restaurants and bars
76,876
2.2
Manufacturing and industrial facilities
73,876
2.1
Nursing homes and assisted living centers
54,441
1.5
Hospitals, surgery centers and other medical
87,662
2.5
Golf courses, entertainment and recreational facilities
18,561
0.5
Other non-farm/non-residential (including mixed use)
514,832
14.4
Total
$    3,554,987
100.0%
Construction/Land Development Loans
Total
($ in thousands)
%
Unimproved land
$       187,124
6.0%
Land development and lots:
1-4 family residential and multifamily
547,518
17.4
Non-residential
506,015
16.1
Construction:
1-4 family residential:
Owner occupied
27,366
0.9
Non-owner occupied:
Pre-sold
31,585
1.0
Speculative
158,573
5.00
Multifamily
962,117
30.6
Industrial, commercial and other
722,570
23.0
Total
$    3,142,791
100.0%
Location
Total ($ in thousands)
New York
$1,916,639
Arkansas
1,262,124
Texas
1,067,020
California
822,606
North/South Carolina
791,220
Florida
676,086
Georgia
374,442
Tennessee
166,383
Arizona
152,853
Colorado
137,412
Nevada
135,153
Illinois
116,482
Cayman Islands
101,754
Washington
99,771
Oregon
67,627
Pennsylvania
57,001
Washington, D.C./Maryland
54,173
Missouri
51,417
Hawaii
46,288
Minnesota
44,183
Alabama
42,342
Massachusetts/Rhode Island
26,245
Oklahoma
22,300
Ohio
22,037
Virginia
14,134
Connecticut
12,818
All other
38,775
Total
$8,319,285

Construction Loans with Interest Reserves
We Have Aggressively Lowered Loan Leverage in Recent
Years to Reduce Credit Risk
66%
66%
65%
65%
65%
63%
62%
63%
62%
61%
59%
55%
53%
56%
59%
60%
59%
55%
54%
56%
53%
54%
54%
52%
54%
51%
50%
50%
20.00%
30.00%
40.00%
50.00%
60.00%
70.00%
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
*Assumes loans are fully advanced.
2010
2009
Loan to Value*
59%
57%
57%
57%
58%
54%
55%
56%
55%
56%
56%
55%
54%
52%
53%
52%
51%
50%
48%
47%
45%
45%
46%
45%
45%
43%
44%
44%
20.00%
30.00%
40.00%
50.00%
60.00%
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Loan to Cost*
2010
2011
2012
2013
2014
2009
2011
2012
2013
2015
2015
2014
2016
2016

We are Well Positioned for Volatility in Interest Rates
Rising Interest Rates will Benefit our Net Interest Income
We have taken actions to protect
our loan and investment
securities portfolios from a
possible negative interest rate
macroeconomic scenario.
•
91% of our variable rate
loans have floors
•
Essentially all new variable
rate loans are being
originated with floors
•
99.5% of our investment
securities have fixed rates
Shift in Interest Rates (in bps)
% Increase in Projected
Baseline Net Interest Income*
+100
2.8%
+200
5.8%
+300
9.0%
+400
11.9%
+500
15.4%
Variable Rate Portion of Total Non-Purchased Loans and Leases
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
2009
2010
2011
2012
2013
2014
2015
3/31/2016
53.1%
54.7%
56.8%
58.2%
62.7%
72.9%
79.0%
81.4%
*Earnings simulation model’s projected impact of a change in interest rates on the projected baseline net interest income for the 12-month period commencing April 1, 2016. Assumes parallel shifts in the yield curve and does not take into account changes in the slope of the yield curve or the impact of any possible future acquisitions.

12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
3/31/2016
0.17B
0.31B
0.77B
1.21B
2.96B
5.80B
6.38B
1.75B
145%
Growth
in 2014
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
3/31/2016
1.85B
1.88B
2.12B
2.63B
3.98B
6.53B
7.59B
1.35B
51%
Growth
in 2014
2.55B
64%
Growth
in 2015
Unfunded Balances of Closed Loans*
Financial data ($ in billions)
Non-Purchased Loans & Leases
Organic Loan and Lease Growth is Always Growth Priority #1
Financial data ($ in billions)
2.84B
96%
Growth
in 2015
The significant growth in 2014 and 2015 reflects: (i) portfolio growth in general, (ii) the fact that decreases in the bank’s loan to cost ratio on projects results in several months later funding on most projects and (iii) the fact that the bank’s growth is allowing it to work on larger, higher quality projects which have somewhat longer construction cycles than smaller projects.
1.06B
16%
Growth
in Q1 2016
(not annualized)
0.58B
10%
Growth
in Q1 2016
(not annualized)
* Excludes mortgage interest rate lock commitments
.

Total Loan & Lease Portfolio Details
(Dollars in thousands)
December 31,
March 31,
2011
2012
2013
2014
2015
2016
Real estate:
Residential 1-4 family
$   463,093
$   443,622
$   491,694
$   638,958
$   737,206
$ 735,165
Non-farm/non-residential
1,078,522
1,100,852
1,420,769
2,008,430
3,146,413
3,554,987
Construction/land development
638,978
685,813
795,933
1,511,614
2,873,398
3,142,791
Agricultural
95,262
73,330
65,864
95,223
94,358
97,244
Multifamily residential
158,025
151,944
231,713
253,590
580,325
789,098
Total real estate
2,433,880
2,455,561
3,005,973
4,507,815
7,431,700
8,319,285
Commercial and industrial
150,428
183,633
157,721
356,532
291,803
287,671
Consumer
41,120
34,125
33,148
40,937
35,232
34,179
Direct financing leases
54,745
68,022
86,321
115,475
147,735
143,272
Other
12,031
12,266
70,916
107,058
428,201
485,283
Total loans and leases
$2,692,204
$2,753,607
$3,354,079
$5,127,817
$8,334,671
$9,269,690
Residential Mortgage
7.9%
Multi-Family
8.5%
CRE
39.4%
C&D
33.9%
C&I
3.1%
Consumer
0.4%
Leases
1.5%
Other
5.2%

Purchased Loan Portfolio
December 31,
March 31,
2013
2014
2015
2016
(Dollars in thousands)
Real estate:
Residential 1-4 family
242,138
355,705
386,952
354,834
Non-farm/non-residential
316,655
504,889
1,135,547
1,079,777
Construction/land development
73,376
99,776
47,823
42,557
Agricultural
20,668
47,988
19,918
16,072
Multifamily residential
26,376
42,434
139,497
120,829
Total real estate
679,213
1,050,792
1,729,737
1,614,069
Commercial and industrial
33,653
68,825
60,522
52,366
Consumer
6,966
15,268
7,487
5,875
Other
4,682
13,062
8,291
6,041
Total purchased loans
$            724,514
$           1,147,947
$           1,806,037
$        1,678,351
December 31,
March
31,
2013
2014
2015
2016
(Dollars in thousands)
Loans without evidence of credit deterioration at date of
acquisition:
Unpaid principal balance
$          344,065
$               889,218
$           1,613,563
$         1,500,075
Valuation discount
(11,972)
(17,751)
(24,312)
(21,466)
Carrying value
332,093
871,467
1,589,251
1,478,609
Loans with evidence of credit deterioration at date of
acquisition:
Unpaid principal balance
546,234
374,001
284,410
261,249
Valuation discount
(153,813)
(97,521)
(67,624)
(61,507)
Carrying value
392,421
276,480
216,786
199,742
Total carrying value
$         724,514
$           1,147,947
$           1,806,037
$        1,678,351
$
$
$
$

Investment Portfolio
Expected
Maturity
Distribution
of
Investment
Securities
–
03/31/16
March 31, 2016
Amortized
Cost
Estimated
Fair Value
(Dollars in thousands)
One
year or less
$ 34,825
$ 35,295
After one year to five years
114,639
116,819
After five years to ten years
170,303
174,998
After ten years
291,126
300,834
Total
$ 610,893
$ 627,
946
Maturity or Estimated Repayment
Fair Value of Investment Securities By Year
December 31,
March 31,
2009
2010
2011
2012
2013
2014
2015
2016
Fair Value (Dollars in thousands)
Obligations of states and political subdivisions
$   393,887
$   378,547
$   373,047
$   361,517
$   435,989
$   573,209
$   427,278
$    432,642
U.S. Government agency securities
94,510
1,269
48,035
118,284
218,869
251,233
146,950
184,713
Corporate obligations
1,865
—
—
776
716
654
3,562
3,542
CRA qualified investment fund
—
—
—
—
—
—
1,028
1,049
Collateralized Debt Obligations
100
—
—
—
—
—
—
—
FHLB and FNBB equity securities
16,316
18,882
17,828
13,689
13,810
14,225
23,530
6,000
Total
$   506,678
$   398,698
$   438,910
$   494,266
$   669,384
$   839,321
$   602,348
$   627,946

1. March 2010
Unity National Bank
GA
FDIC-assisted
2. July 2010
Woodlands Bank
SC, NC, GA, AL
FDIC-assisted
3. September 2010
Horizon Bank
FL
FDIC-assisted
4. December
2010
Chestatee State
Bank
GA
FDIC-assisted
5. January 2011
Oglethorpe Bank
GA
FDIC-assisted
6.
April 2011
First Choice
Community Bank
GA
FDIC-assisted
7. April 2011
Park Avenue Bank
GA, FL
FDIC-assisted
8. December 2012
The Citizens Bank
AL
Traditional M&A
9. July 2013
First National Bank of Shelby
NC
Traditional M&A
10. March 2014
OMNIBANK
TX
Traditional M&A
11. May 2014
Summit Bank
AR
Traditional M&A
12. February 2015
Intervest
National Bank
NY, FL
Traditional M&A
13. August 2015
Bank of the Carolinas
NC
Traditional M&A
14. Pending
Community & Southern Bank
GA, FL
Traditional
M&A
15. Pending
C1 Bank
FL
Traditional M&A
$28 Million
In
1979
$2.8 Billion
In
2009
Organic Growth through De Novo Branching
Augmented by Multiple Acquisitions since 2010 to $11.4B
A Proven Track Record of Growth
Organic Growth
continues to
be our #1
Growth Priority.
We expect future
acquisitions
will also be a
significant
contributor to
growth.
Organic growth is always growth priority #1, but our acquisitions have contributed to our growth, particularly, in the development of our deposit franchise.

New York
North Carolina
South Carolina
California
Arkansas
Alabama
Georgia
Texas
Florida

BANK of the OZARKS, INC.

Our Pending Acquisitions will Enhance Our Strong
Platform for Further Growth
Through a Combination of Organic Growth and Acquisitions,
We Now
Have 177 Offices in Nine States
Potential office count:
177 + 47 + 33 + 1 = 258
Office count as of May 13, 2016.
33 Florida offices expected to be added through
pending acquisition of C1 Bank.
47 Georgia and Florida  offices expected to be
added through pending acquisition of Community &
Southern Bank.
2
22
83
3
28
2
25
2
10
Planned new offices and de novo branches for 2016

2010
2011
2012
2013
2014
2015
2016Q1
$2,541
$2,944
$3,101
$3,717
$5,496
$7,971
$9,627
Total Deposits ($ millions)
Deposit Growth
We have successfully grown our deposits while beating peer metrics.
*Data for all Commercial Banks between $5B and $15B
Source: SNL Financial
2010
2011
2012
2013
2014
2015
2016 Q1
1.01%
0.71%
0.38%
0.23%
0.23%
0.31%
0.44%
1.26%
0.95%
0.70%
0.53%
0.46%
0.45%
0.46%
Cost of Interest-Bearing Deposits vs. Peers*
OZRK
Peer

31
7 States*, 93 Cities
# Offices
All FDIC Financial Institutions
as
of June 30, 2015
3,979
Bank of the Ozarks
as of June 30, 2015
161
0.88
% of Deposits**
Untapped Deposit Growth Potential in Existing Markets
*Deposits in our New York office and deposits for all FDIC financial institutions in New York are excluded from this analysis.
**Data for all FDIC Insured Institutions from the FDIC Annual Market Share
Report, last updated June 30, 2015. Data for Bank of the Ozarks as of
June 30, 2015.
Florida
Texas
North
Carolina
Georgia
Alabama
South
Carolina
Arkansas
4.05
% of Offices**
Deposit Balance
$   759.5B*
$       6.7B*
Substantial capacity
for future growth
Our 13 acquisitions closed since 2010 have
given us an extensive branch network, which the
Company believes provides billions of dollars in
deposit growth capacity.

*Data for all FDIC insured institutions from the FDIC Quarterly Banking Profile, last update first quarter 2016.
Excellent Efficiency Ratio
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
70.0%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
3M
2016
59.1
52.5
47.9
47.5
46.2
43.4
47.1
46.3
42.3
37.8
42.9
41.6
46.6
45.3
45.3
38.4
35.5
58.5
57.7
56.0
56.6
58.0
57.2
56.8
59.5
59.0
55.5
57.2
61.4
61.6
60.5
61.9
59.9
59.9
Bank of the Ozarks, Inc.
FDIC Insured Institutions*

Note: Blue lines represent minimum capital required for Basel III, fully phased-in by 1/1/2019
Source: SNL Financial, Company documents
Consistently Strong Capital Levels
OZRK
has
demonstrated
the
ability
to
easily
access
the
capital
markets:
During
the
4
th
Quarter
2015,
OZRK
issued
approximately
2.1
million shares of common stock with gross proceeds of $110 million to provide capital to support continued growth.
Leverage Ratio (%)
Tier 1 Ratio (%)
Tier 1 Common Equity Ratio (%)
Total Capital Ratio (%)
11.88%
12.06%
14.40%
14.19%
12.92%
14.96%
14.05%
4.00%
4.00%
4.00%
4.00%
4.00%
4.00%
4.00%
2010Y
2011Y
2012Y
2013Y
2014Y
2015Y
2016Q1
16.13%
17.67%
18.11%
16.15%
11.74%
11.62%
10.89%
8.50%
8.50%
8.50%
8.50%
8.50%
8.50%
8.50%
2010Y
2011Y
2012Y
2013Y
2014Y
2015Y
2016Q1
13.43%
15.28%
16.22%
14.56%
10.87%
10.79%
10.08%
7.00%
7.00%
7.00%
7.00%
7.00%
7.00%
7.00%
2010Y
2011Y
2012Y
2013Y
2014Y
2015Y
2016Q1
17.39%
18.93%
19.36%
17.18%
12.47%
12.12%
11.35%
10.50%
10.50%
10.50%
10.50%
10.50%
10.50%
10.50%
2010Y
2011Y
2012Y
2013Y
2014Y
2015Y
2016Q1

Experienced Management Team
George Gleason
Chairman & CEO
Tyler Vance
Chief Operating Officer
& Chief Banking Officer
Dan Thomas
Vice Chairman, Chief
Lending Officer &
President of RESG
Greg McKinney
Chief Financial Officer
& Chief Accounting
Officer
Darrel Russell
Chief Credit Officer
Scott Hastings
President-Leasing
and Corporate Loan
Specialties Group
Jennifer Junker
Managing Director
of  Trust & Wealth
Mgmt. Division
Dennis James
EVP-Director of
Mergers and
Acquisitions
John Carter
Director of
Community Bank
Lending
Tim Hicks
EVP-Corporate Finance
Ed Wydock
Chief Risk Officer
Helen Brown
General Counsel -
Corporate Finance
Luke King
SVP-Investment
Portfolio Manager
Board of
Directors Risk
Committee
Gene Holman
President
Mortgage Division
Michael Ptak
General Counsel

Select Management Profiles
Name
Title
Detail
George Gleason
Chairman and Chief
Executive Officer
George Gleason has led the Company and its predecessors for 37 years.  Mr. Gleason purchased
Bank of Ozark, which then had approximately $28 million in total assets, in 1979.
Since then, the company has grown roughly 353 times its 1979 size.
Dan Thomas
Vice Chairman, Chief
Lending Officer and
President, Real Estate
Specialties
Group
Dan Thomas has 31 years of experience in structuring,
financing and managing commercial
real estate transactions.  He joined Bank of the Ozarks in 2003 and established the Real
Estate Specialties Group, which handles many of the Company’s larger and more complex real estate transactions.  The Real Estate Specialties Group has offices in Austin, Dallas and
Houston, Texas; Los Angles and San Francisco, California; Atlanta, Georgia and New York,
New York.
Greg McKinney
Chief Financial Officer
and Chief Accounting
Officer
Mr.
McKinney joined the Company in 2003
and oversees all corporate finance functions,
mergers and acquisitions, the Company’s investment portfolio, facilities, risk management and human resources. Mr. McKinney has 24 years of accounting and financial reporting experience and is a Certified Public Accountant (inactive).
Tyler Vance
Chief Operating Officer
and Chief Banking
Officer
Mr. Vance joined
Bank of the Ozarks in 2006. He has 19 years of banking experience and is a
Certified Public Accountant (inactive). Mr. Vance was named Chief Banking Officer in 2011 and Chief Operating Officer in 2013. Mr. Vance oversees a broad range of duties including retail banking, technology, deposit operations, marketing, training, public funds deposits, deposit pricing and treasury management.
Darrel
Russell
Chief Credit Officer and
Chairman of the
Directors’ Loan
Committee
Darrel Russell has 35 years of banking experience and has been with the Company since
1983. Mr. Russell was named Chief Credit Officer in 2011 and is responsible for the
Company’s overall credit quality. Mr. Russell also serves as Chairman of the Directors’ Loan
Committee.

Recent Development: 2015 M&A Highlights
•
Closed Intervest National Bank acquisition in February 2015. Our largest acquisition as of this date with offices in New York (1) and Florida (6). Systems conversion completed in June 2015.
•
Closed Bank of the Carolinas acquisition in August 2015 with 8 North Carolina offices, expanding in the Charlotte MSA and entering the Piedmont Triad Region. The majority of these offices are in markets which should support future growth in an efficient manner. Systems conversion completed in November 2015.
•
Definitive agreement with Community & Southern Holdings, Inc. executed on October 19, 2015.
When completed, our largest acquisition to date with 46 strategically located and highly complementary Georgia offices and 1 office in Jacksonville, Florida with almost no duplication to our existing GA and FL offices. A large number of very talented bankers with particular expertise in both direct and indirect consumer credit, loan administration, loan operations, loan and business analytics and other areas will enhance our Community Banking, loan administration and other business functions.
•
Definitive agreement with C1 Financial, Inc. executed on November 9, 2015 providing us with
32 strategically located and highly complementary Florida retail offices and one loan production office including entry into the Miami, Orlando and Cape Coral-Ft. Myers markets. C1’s leadership in technology and innovation is expected to be transformational to customer experiences and operational efficiency.

Key Actions in Q4 2015 to Prepare for 2016
•
Continued to intensify our longstanding emphasis on credit quality and conservative underwriting standards, including our focus on transactions involving great projects, strong and capable sponsors, low leverage and defensive loan structures.
•
Managed our balance sheet growth to maintain total assets under $10 billion at December 31, 2015, thus delaying the impact of the Durbin Amendment on our interchange revenue until July 1, 2017.
•
Reviewed our portfolio of purchased loans from acquisitions and sold what we believe were our loans most vulnerable to an economic downturn. These loans had a fair value of $12.5 million and the sale resulted in a gain of $6.3 million.
•
Sold $167.3 million of investment securities, primarily to maintain year-end assets under $10 billion and secondarily to reduce our investment portfolio’s exposure to the uncertainty surrounding possible rising interest rates resulting in a gain of $2.9 million.
•
Prepaid $120 million of FHLB advances with maturities in late 2017 and a weighted average interest rate of 3.80% incurring a prepayment penalty of $6.4 million. This should significantly reduce our cost of FHLB borrowings in 2016 and 2017 and increase our FHLB borrowing capacity, which is an important source of secondary liquidity.
•
Reviewed the productivity of lenders throughout our bank, resulting in the consolidation of our Stabilized Properties Group with our Real Estate Specialties Group and the elimination of other underperforming team members.  We have reallocated that overhead to grow our lending and other teams in geographies and areas of business where we expect to achieve much greater productivity.
•
Issued approximately 2.1 million shares of common stock with gross proceeds of $110 million to provide capital to support continued growth.

Q1 2016 Financial Highlights:
•
Record net income of $51.7 million, a 29.6% increase from $39.9 million for 2015Q1
•
Diluted earnings per common share of $0.57, a 21.3% increase from 2015Q1
•
Non-purchased loans and leases were $7.59 billion, a 76.1% increase from March 31,
2015
•
Unfunded balances of closed loans totaled $6.38 billion, an 87.2% increase from
$3.41 billion at March 31, 2015
•
Net interest income of $112.5 million, a 31.6% increase from $85.5 million for 2015Q1
•
Service charges on deposit accounts increased 15.5% to a record $7.66 million in the first quarter of 2016 compared to $6.63 million in the first quarter of 2015
•
Some of our Best Asset Quality Ratios as a Public Company including:
o
Record 0.15% Ratio of Nonperforming Loans and Leases as a Percent of Total
Loans and Leases
o
Record 0.23% Ratio of Loans and Leases Past Due 30 Days or more including
Past Due Non-Accrual Loans and Leases
to Total Loans and Leases

Interest Coverage
$ in thousands
Assumptions
% of Subordinated Debt Downstreamed to Bank
100%
Subordinated Debt Issuance Net Proceeds Amount
$123,750
Interest Rate
5.00%
For the Twelve Months Ended:
December 31,
March 31,
2013
2014
2015
2016
Bank-Level Equity
$673,657
$946,188
$1,558,811
$1,604,095
Consolidated Equity
632,530
911,842
1,467,794
1,511,250
Double Leverage Ratio
106.50%
103.77%
106.20%
106.14%
Proposed Subordinated Debt Offering Downstreamed to Bank
$123,750
1,727,845
Pro Forma Double Leverage Ratio
114.33%
Total Deposit Interest
$6,103
$8,566
$17,716
$22,029
Other Borrowing Interest
12,531
12,389
9,852
8,797
Total Interest Expense
18,634
20,955
27,568
30,826
Pre-tax Income
131,414
172,447
276,769
301,391
Interest Coverage (including deposit expense)
8.05x
9.23x
11.04x
10.78x
Interest Coverage (excluding deposit expense)
11.49x
14.92x
29.09x
35.26x
New Holding Company Subordinated Debt Expense (5.00%)
6,188
Pro Forma Interest Coverage (including deposit expense)
8.05x
9.23x
11.04x
8.98x
Pro Forma Interest Coverage (excluding deposit expense)
11.49x
14.92x
29.09x
20.70x
Pro Forma Bank-Level Equity Assuming 100% Downstreamed to Bank
Interest Coverage

40 Appendix

Historical Income Statement
(Dollar Values in Thousands)
For the Year Ended December 31,
Quarter Ended,
2011
2012
2013
2014
2015
2016Q1
Interest income
Non-purchased loans and leases
112,551
$
115,108
$
129,419
$
162,567
$
244,638
$
87,010
$
Purchased loans
66,867
62,074
59,930
98,212
134,745
29,023
Investment securities
Taxable
3,013
2,949
6,838
11,125
13,131
2,270
Tax-exempt
16,702
15,807
15,933
19,489
17,164
3,432
Deposits with banks and federal funds sold
36
8
33
56
41
6
Total interest income
199,169
195,946
212,153
291,449
409,719
121,741
Interest expense
Deposits
17,686
8,982
6,103
8,566
17,716
7,850
Repurchase agreements with customers
174
47
31
54
76
19
Other borrowings
10,835
10,723
10,780
10,642
6,111
302
Subordinated debentures
1,740
1,848
1,720
1,693
3,665
1,053
Total interest expense
30,435
21,600
18,634
20,955
27,568
9,224
Net interest income
168,734
174,346
193,519
270,494
382,151
112,517
Provision for loan and lease losses
11,775
11,745
12,075
16,915
19,415
2,017
Net interest income after provision for loan and lease losses
156,959
162,601
181,444
253,579
362,736
110,500
Non-interest income
Service charges on deposit accounts
18,094
19,400
21,644
26,609
28,698
7,657
Mortgage lending income
3,277
5,584
5,626
5,187
6,817
1,284
Trust income
3,206
3,455
4,096
5,592
5,903
1,507
BOLI income
2,307
2,767
4,529
5,184
10,084
2,861
(Amortization) accretion of FDIC loss share receivable, net
of FDIC clawback payable
10,141
7,375
7,171
(611)
--
--
Other income from purchased loans, net
6,432
10,645
13,153
14,803
26,126
3,052
Gains on sales of other assets
3,738
6,809
9,386
6,023
14,753
1,027
Gains on merger and acquisition transactions
65,708
2,403
5,163
4,667
--
--
Net gains on investment securities
933
457
161
144
5,481
--
Other
3,247
3,965
5,110
17,285
7,153
2,477
Total non-interest income
117,083
62,860
76,039
84,883
105,015
19,865
Non-interest expense
Salaries and employee benefits
56,262
59,028
64,825
76,884
87,953
23,362
Net occupancy and equipment
14,705
15,793
18,710
24,102
31,248
8,531
Other operating expenses
51,564
39,641
42,534
65,029
71,781
15,793
Total non-interest expense
122,531
114,462
126,069
166,015
190,982
47,686
Income before taxes
151,511
110,999
131,414
172,447
276,769
82,679
Provision for income taxes
50,208
33,935
40,149
53,859
94,455
30,984
Net income
101,303
77,064
91,265
118,588
182,314
51,695
Earnings attributable to noncontrolling interest
18
(20)
(28)
18
(61)
(7)
Net income available to common stockholders
101,321
$
77,044
$
91,237
$
118,606
$
182,253
$
51,688
$
Basic earnings per common share (actual)
2.96
$
1.11
$
1.27
$
1.53
$
2.10
$
0.57
$
Diluted earnings per common share (actual)
2.94
$
1.10
$
1.26
$
1.52
$
2.09
$
0.57
$

Historical Balance Sheet
(Dollar Values in Thousands)
For the Year Ended December 31,
Quarter Ended,
2011
2012
2013
2014
2015
2016Q1
ASSETS
   Cash and due from banks
58,247
$
206,500
$
195,094
$
147,751
$
89,122
$
616,508
$
   Interest earning deposits
680
1,467
881
2,452
1,866
6,253
   Cash and cash equivalents
58,927
207,967
195,975
150,203
90,988
622,761
   Investment securities - available for sale (“AFS”)
438,910
494,266
669,384
839,321
602,348
627,946
   Non-purchased loans and leases
1,880,483
2,115,834
2,632,565
3,979,870
6,528,634
7,591,339
   Purchased loans
811,721
637,773
724,514
1,147,947
1,806,037
1,678,351
   Allowance for loan and lease losses
(39,169)
(38,738)
(42,945)
(52,918)
(60,854)
(61,760)
   Net loans and leases
2,653,035
2,714,869
3,314,134
5,074,899
8,273,817
9,207,930
   Federal Deposit Insurance Corporation (“FDIC”) loss share receivable
279,045
152,198
71,854
--
--
--
   Premises and equipment, net
186,533
225,754
245,472
273,591
296,238
299,850
   Foreclosed assets
104,669
66,875
49,811
37,775
22,870
22,248
   Accrued interest receivable
12,868
13,201
14,359
20,192
25,499
33,327
   Bank owned life insurance (“BOLI”)
62,078
123,846
143,473
182,052
300,427
345,288
   Intangible assets, net
12,207
11,827
19,158
105,576
152,340
150,865
   Other, net
33,379
29,404
67,550
82,890
114,932
117,204
   Total assets
3,841,651
$
4,040,207
$
4,791,170
$
6,766,499
$
9,879,459
$
11,427,419
$
LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits
     Demand non-interest bearing
447,214
578,528
746,320
1,145,454
1,515,482
1,621,811
     Savings and interest bearing transaction
1,578,449
1,741,678
2,073,497
2,892,989
4,017,504
4,935,235
     Time
918,256
780,849
897,210
1,457,939
2,438,482
3,069,779
     Total deposits
2,943,919
3,101,055
3,717,027
5,496,382
7,971,468
9,626,825
   Repurchase agreements with customers
32,810
29,550
53,103
65,578
65,800
65,883
   Other borrowings
301,847
280,763
280,895
190,855
204,540
41,933
   Subordinated debentures
64,950
64,950
64,950
64,950
117,685
117,823
   FDIC clawback payable
24,645
25,169
25,897
--
--
--
   Accrued interest payable and other liabilities
45,507
27,614
16,768
36,892
52,172
63,705
   Total liabilities
3,413,678
3,529,101
4,158,640
5,854,657
8,411,665
9,916,169
   Stockholders' equity
     Preferred stock
--
--
--
--
--
--
     Common stock
345
353
737
799
906
907
     Additional paid-in capital
51,145
73,043
143,017
324,354
755,995
752,029
     Retained earnings
363,734
423,485
488,978
571,454
706,628
744,713
     Accumulated other comprehensive income
9,327
10,783
(3,672)
14,132
7,959
10,431
     Treasury stock
--
--
--
(2,349)
(6,857)
--
     Total stockholders' equity before noncontrolling interest
424,551
507,664
629,060
908,390
1,464,631
1,508,080
     Noncontrolling interest
3,422
3,442
3,470
3,452
3,163
3,170
     Total stockholders' equity
427,973
511,106
632,530
911,842
1,467,794
1,511,250
   Total liabilities and stockholders' equity
3,841,651
$
4,040,207
$
4,791,170
$
6,766,499
$
9,879,459
$
11,427,419
$

Non-GAAP Reconciliation
Bank of the Ozarks, Inc.
Return on Average Tangible Common Stockholders' Equity
Quarter Ended
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
3/31/2016
Net Income Available To Common Stockholders
34,474
$
36,826
$
64,001
$
101,321
$
77,044
$
91,237
$
118,606
$
182,253
$
51,688
$
Average Common Stockholders Equity Before
   Noncontrolling Interest
213,271
$
267,768
$
296,035
$
374,664
$
458,595
$
560,351
$
786,430
$
1,217,475
$
1,484,657
$
Less Average Intangible Assets:
   Goodwill
(5,231)

(5,243)

(5,243)

(5,243)

(5,243)

(5,243)

(51,793)

(118,013)

(125,448)

   Core Deposit And Bank Charter Intangibles,
     Net Of Accumulated Amortization
(515)

(368)

(1,621)

(5,932)

(5,989)

(9,661)

(21,651)

(28,660)

(26,164)

Total Average Intangibles
(5,746)

(5,611)

(6,864)

(11,175)

(11,232)

(14,904)

(73,444)

(146,673)

(151,612)

Average Tangible Common Stockholders' Equity
207,525
$
262,157
$
289,171
$
363,489
$
447,363
$
545,447
$
712,986
$
1,070,802
$
1,333,045
$
Return On Average Common Stockholders' Equity
16.16%
13.75%
21.62%
27.04%
16.80%
16.28%
15.08%
14.97%
14.00%
Return On Average Tangible Common Stockholders' Equity
16.61%
14.05%
22.13%
27.87%
17.25%
16.73%
16.64%
17.02%
15.59%
Years Ended